Exhibit 1.1



                       VAN KAMPEN UNIT TRUSTS, SERIES 502

                                 TRUST AGREEMENT

                               Dated: May 24, 2005

         This Trust Agreement among Van Kampen Funds Inc., as Depositor, The Bank of New York, as Trustee, Van Kampen Asset Management, as Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Van Kampen Focus Portfolios, Effective for Unit Investment Trusts Established On and After May 2, 2001 (Including Series 284 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

          1. The Securities listed in the Schedule hereto have been deposited in trust under this Trust Agreement.

          2. The fractional undivided interest in and ownership of the Trust represented by each Unit thereof referred to in Section 1.01(56) is initially an amount the numerator of which is one and the denominator of which is the amount set forth under "Initial number of Units" for the Trust in the "Summary of Essential Financial Information" in the Prospectus.

          3. The aggregate number of Units described in Section 2.03(a) for the Trust is that number of Units set forth under "Initial number of Units" for the Trust in the "Summary of Essential Financial Information" in the Prospectus.

          4. Section 1.01(5) is replaced in its entirety by the following:

             "(5) "Business Day" shall mean any day on which the New York Stock exchange is open for regular trading."

          5. The terms "Capital Account Distribution Date" and "Income Account Distribution Date" shall mean the "Distribution Dates" set forth in the "Summary of Essential Financial Information" in the Prospectus.

          6. The terms "Capital Account Record Date" and "Income Account Record Date" shall mean the "Record Dates" set forth in the "Summary of Essential Financial Information" in the Prospectus.

          7. The term "Deferred Sales Charge Payment Date" shall mean October 10, 2005 and the 10th day of each month thereafter through February 10, 2005.

          8. The term "Mandatory Termination Date" shall mean the "Mandatory Termination Date" for the Trust set forth in the "Summary of Essential Financial Information" in the Prospectus.

          9. The term "Supervisor" shall mean Van Kampen Asset management and its successors in interest, or any successor portfolio supervisor as provided in the Standard Terms and conditions of Trust.

         10. Section 3.11 of the Standard Terms and Conditions of Trust shall be revised by replacing the first paragraph of such Section with the following:

         "Section 3.11. Notice to Depositor. In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken with respect to the Securities (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any amendment or supplement to any indenture, resolution, agreement or other instrument under or pursuant to which the Securities have been issued) the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action, as appropriate, so as to insure that such Securities are voted as closely as possible in the same manner and the same general proportion, with respect to all issues, as are the shares of such Securities held by owners other than the Trust unless the Depositor instructs otherwise within five Business Days of the giving of such notice to the Depositor."

         11. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, the Supervisor shall not be entitled to receive the compensation set forth in Section 4.01 with respect to the Trust.

         12. Sections 5.01(b) and (c) are replaced in their entirety by the following:

         "(b) During the initial offering period of a Trust (as determined by the Depositor), the Evaluation for each Security shall be made in the following manner: (i) with respect to Securities for which market quotations are readily available, such Evaluation shall be made on the basis of the market value of such Securities; and (ii) with respect to other Securities' such Evaluation shall be made on the basis of the fair value of such Securities as determined in good faith by the Trustee. If the Securities are listed on a national or foreign securities exchange or traded on the Nasdaq Stock Market, Inc. and market quotations of such Securities are readily available, the market value of such Securities shall generally be based on the last available closing sale price on or immediately prior to the Evaluation Time on the exchange or market which is the principal market therefor, which shall be deemed to be the New York Stock Exchange if the Securities are listed thereon. In the case of Zero Coupon Obligations, such Evaluation shall be made on the basis of current offer side prices for the Zero Coupon Obligations as obtained from investment dealers or brokers who customarily deal in securities comparable to those held by the Trust and, if offer side prices are not available for the Zero Coupon Obligations, on the basis of offer side price for comparable securities, by determining the valuation of the Zero Coupon Obligations on the offer side of the market by appraisal or by any combination of the above. If the Trust holds Securities denominated in a currency other than U.S. dollars, the Evaluation of such Security shall be converted to U.S. dollars based on current offering side exchange rates (unless the Trustee deems such prices inappropriate as a basis for valuation). For each Evaluation, the Trustee shall also confirm and furnish to the Depositor the calculation of the Trust Evaluation to be computed pursuant to Section 6.01.

         (c) After the initial offering period of Units of a Trust (as determined by the Depositor), Evaluation of the Securities shall be made in the manner described in Section 5.01(b) on the basis of current bid side prices for Zero Coupon Obligations and the bid side value of any relevant currency exchange rate expressed in U.S. dollars."

        13. The second sentence of Section 7.01(e)(2)(E) shall be replaced in its entirety by "Such Prospectus shall also contain disclosure concerning the Depositor's responsibilities described in (D) above."

         14. The Trustee's annual compensation rate described in Section 7.04 shall be that amount set forth under "Trustee's fee and operating expenses" in the "Fee Table" in the Prospectus.

         15. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, the Trustee shall waive or offset fees otherwise payable by the Trust pursuant to Section 3.05 in an amount equal to any compensation (including, but not limited to, fees paid pursuant to a plan adopted by the issuer of a Security under Rule 12b-1 under the Investment Company Act of 1940) received by the Depositor, the Trustee or any Affiliated Person of the Depositor or Trustee from the issuer of a Security in connection with the Trust's investment in such Security. The term "Affiliated Person" shall mean "affiliated person" as that term is defined in section 2 of the Investment Company Act of 1940 and rules promulgated thereunder.

         16. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, if the Trustee sells, redeems or otherwise liquidates Securities pursuant to Section 6.02 to satisfy Unit redemptions or pursuant to
Section 7.04 to pay Trust expenses, the Trustee shall do so, as nearly as practicable, on a pro rata basis among all Securities held by the Trust.

         IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                              VAN KAMPEN FUNDS INC.

                             By /s/ JOHN F. TIERNEY
               ---------------------------------------------------
                               Executive Director


                           VAN KAMPEN ASSET MANAGEMENT

                             By /s/ JOHN F. TIERNEY
               ---------------------------------------------------
                               Executive Director


                              THE BANK OF NEW YORK

                             By /s/ DESMOND O'REGAN
                 -----------------------------------------------
                                 Vice President





                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED
                                       IN
                       VAN KAMPEN UNIT TRUSTS, SERIES 502

     [Incorporated herein by this reference and made a part hereof is the "Portfolio" schedule as set forth in the Prospectus.]